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                                                                     EXHIBIT 5.3




                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]



                                 April 19, 2005

The Detroit Edison Company
2000 2nd Avenue
Detroit, Michigan 48226-1279

                  Re:      Detroit Edison Trust II


Ladies and Gentlemen:

                  We have acted as special Delaware counsel for The Detroit Edison Company, a Michigan CORPORATION (the "Company"), and Detroit Edison Trust II, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 25, 2002, as amended and restated by the Restated Certificate of Trust of the Trust, dated as of April 18, 2005, as filed in the office of the Secretary of State on April 18, 2005 (as so amended and restated, the "Certificate");

                  (b) The Trust Agreement of the Trust, dated as of July 23, 2002, among the Company and the trustees of the Trust named therein, as modified by the Removal and Appointment of Property Trustee and Delaware Trustee of the Trust, dated as of April 18, 2005, made by the Company and acknowledged and agreed to by J.P. Morgan Trust Company, National Association, a national banking association, as successor property trustee, and Chase Bank USA, National Association, a national banking association, as successor Delaware trustee;

                  (c) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), relating to the Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Security" and collectively, the "Securities"), as proposed to be filed by the Company, the Trust and others with the Securities and Exchange Commission on or about April 19, 2005;

                  (d) A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A, A-1 and A-2 thereto) (the "Trust Agreement"), to be entered into among the Company, the trustees of the Trust named therein, and the holders, from time to time, of


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The Detroit Edison Company
April 19, 2005
Page 2

undivided beneficial interests in the assets of the Trust, filed as an exhibit to the Registration Statement; and

                  (e) A Certificate of Good Standing for the Trust, dated April 19, 2005, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Security is to be issued by the Trust (collectively, the "Holders") of a certificate in the form attached as Exhibit A-1 to the Trust Agreement evidencing ownership of such Security in the name of such Person and the payment for the Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Securities are issued and sold to the Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on

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The Detroit Edison Company
April 19, 2005
Page 3

the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

                  2. The Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.



                                        Very truly yours,

                                        /s/ Richards, Layton & Finger, P.A.

WAY/TJH/JGP